EXHIBIT 21
SCHEDULE OF SUBSIDIARIES OF BRADY CORPORATION
July 31, 2025

	State (Country)	Percentage of Voting
Name of Company	of Incorporation	Securities Owned
Brady Corporation	Wisconsin	Parent
American Barcode and RFID LLC	Delaware	100%
Doing Business As:
AB&R
Scansmart
Brady Holdings Mexico LLC	Delaware	100%
GravoTech, Inc.	Delaware	100%
The Code Corporation	Delaware	100%
Tricor Direct, Inc.	Delaware	100%
Doing Business As:
Champion America
Clement Communications
Emedco
Seton
Worldmark of Wisconsin Inc.	Delaware	100%
Brady International Co.	Wisconsin	100%
Brady Worldwide, Inc.	Wisconsin	100%
Doing Business As:
Electromark
Nordic ID
Sorbent Products Company
TISCOR
Precision Dynamics Corporation	California	100%
Doing Business As:
Brady People ID
Dual Core
PDC
IDenticard
Magicard
PDC IDenticard
PromoVision
TimeMed Labeling Systems
Brady Australia Holdings Pty. Ltd.	Australia	100%
Brady Australia Pty. Ltd.	Australia	100%
Doing Business As:
ID Card Printers
ID Warehouse
ID Wholesaler
IDW Technologies
OZ-ID Identification Products
Safety Signs Service
Scafftag Australia
Seton Australia
Trafalgar First Aid
Visisign
Carroll Australasia Pty. Ltd.	Australia	100%
Gravotech Australia Pty. Ltd.	Australia	100%
Gravotech GmbH	Austria	100%
Gravotech Benelux N.V.	Belgium	100%
Precision Dynamics Europe SRL	Belgium	100%
W.H. Brady N.V.	Belgium	100%

	State (Country)	Percentage of Voting
Name of Company	of Incorporation	Securities Owned
W.H.B. do Brasil Ltda.	Brazil	100%
New Hermes Limited	Canada	100%
W.H.B. Identification Solutions Inc.	Canada	100%
Doing Business As:
Brady
Electromark
Identicam Systems
IDenticard Systems
PDC
Seton
Brady (Beijing) Co. Ltd.	China	100%
Brady (Xiamen) Co., Ltd.	China	100%
Brady Investment Management (Shanghai) Co., Ltd.	China	100%
Brady Printing (Shenzhen) Co., Ltd.	China	100%
Brady Technology (Wuxi) Co. Ltd.	China	100%
Gravotech (Shanghai) Engraving Equipment Co., Ltd.	China	100%
Brady A/S	Denmark	100%
Nordic ID Oyj	Finland	100%
Doing Business As:
Suomen Turvakilvet
Seripaino Hämäläinen
SPH-Opastepaino.fi
Braton Europe S.A.R.L.	France	100%
Brady Groupe S.A.S.	France	100%
Doing Business As:
Brady
PDC
Seton
Signals
Gravotech Holding SAS	France	100%
Gravotech Marking SAS	France	100%
Securimed S.A.S.	France	100%
Brady GmbH	Germany	100%
Doing Business As:
Brady
Code
Nordic ID
PDC
Seton
Transposafe
Gravotech GmbH	Germany	100%
Bakee Metal Manufactory Company Limited	Hong Kong	100%
Brady Corporation Hong Kong Limited	Hong Kong	100%
Brady Company India Private Limited	India	100%
Gravotech Engineering Private Limited	India	100%
Brady Italia, S.r.l.	Italy	100%
Gravotech Italia S.R.L.	Italy	100%
Gravotech K.K.	Japan	100%
Nippon Brady K.K.	Japan	100%
Brady IDS Korea LLC	Korea	100%
Brady Finance Luxembourg S.à.r.l.	Luxembourg	100%
Brady Luxembourg S.à.r.l.	Luxembourg	100%
Brady S.à.r.l.	Luxembourg	100%
Brady Technology SDN. BHD.	Malaysia	100%
Brady Mexico, S. de R.L. de C.V.	Mexico	100%
Gravotech S. de R.L. de C.V.	Mexico	100%

	State (Country)	Percentage of Voting
Name of Company	of Incorporation	Securities Owned
W.H. Brady S. de R.L. de C.V.	Mexico	100%
Brady B.V.	Netherlands	100%
Doing Business As:
PDC
Brady Finance B.V.	Netherlands	100%
Code Corporation B.V.	Netherlands	100%
Brady AS	Norway	100%
Pervaco AS	Norway	100%
Brady Philippines Services Inc.	Philippines	100%
Brady Polska Sp. Z.o.o.	Poland	100%
Gravotech Sp. Z.o.o.	Poland	100%
Brady Arabia Manufacturing Company	Saudi Arabia	100%
Brady Asia Holding Pte. Ltd.	Singapore	100%
Brady Asia Pacific Pte. Ltd.	Singapore	100%
Brady Corporation Asia Pte. Ltd.	Singapore	100%
Brady Singapore Pte. Ltd.	Singapore	100%
Gravotech Singapore Pte. Ltd.	Singapore	100%
Brady s.r.o.	Slovakia	100%
Grafo Wiremarkers Pty. Ltd.	South Africa	100%
Wiremarkers Africa Pty. Ltd.	South Africa	100%
Brady Identificación S.L.U.	Spain	100%
Doing Business As:
PDC
Brady AB	Sweden	100%
Brady Sweden Holding AB	Sweden	100%
Gravograph AG	Switzerland	100%
Brady (Thailand) Co., Ltd.	Thailand	100%
Brady Etiket ve Isaretleme Ticaret Ltd. Sirketi	Turkey	100%
Brady Middle East FZE	United Arab Emirates	100%
Gravotech DMCC	United Arab Emirates	100%
B.I. (UK) Limited	United Kingdom	100%
Brady Corporation Limited	United Kingdom	100%
Doing Business As:
BIG
PDC
Safetyshop
Scafftag
Seton
Signs and Labels
Brady European Holdings Limited	United Kingdom	100%
Gravotech Limited	United Kingdom	100%
Magicard Holdings Limited	United Kingdom	100%
Magicard Ltd.	United Kingdom	100%
Brady Vietnam Company Limited	Vietnam	100%